Exhibit 99.1

Netcapital Announces Pricing of $4 Million Public Offering

Boston, December 21, 2023 --Netcapital Inc. (the “Company”) (NASDAQ: NCPL, NPCLW), a digital private capital markets ecosystem, today announced the pricing of a public offering of 16,000,000 shares of common stock (or pre-funded warrants in lieu thereof), together with series A-1 warrants (“Series A-1 Warrants”) to purchase up to 16,000,000 shares of common stock and series A-2 warrants (“Series A-2 Warrants”) to purchase up to 16,000,000 shares of common stock at a combined public offering price of $0.25 per share (or pre-funded warrant in lieu thereof) and associated warrants. The Series A-1 Warrants will have an exercise price of $0.25 per share, are exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the warrants and will expire five years thereafter. The Series A-2 Warrants will have an exercise price of $0.25 per share, are exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the warrants and will expire eighteen months thereafter. The closing of the offering is expected to occur on or about December 27, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $4 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for sales and marketing, and for general working capital purposes.

A registration statement on Form S-1 (File No. 333-275210) relating to the securities described above has been filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on December 21, 2023. The offering will be made only by means of a prospectus, which is part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events, including, but not limited to, statements relating to closing of the offering and satisfaction of closing conditions of the offering, the expected gross proceeds from the offering and statements regarding the anticipated use of proceeds from the offering, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contacts

800-460-0815

ir@netcapital.com

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